Exhibit 99

UNIVERSAL ELECTRONICS REPORTS FOURTH QUARTER AND YEAR-END 2024 FINANCIAL RESULTS
SCOTTSDALE, AZ – February 20, 2025 – Universal Electronics Inc. (UEI), (NASDAQ: UEIC) reported financial results for the three and twelve months ended December 31, 2024.
“UEI closed 2024 with strong performance, with sales above and earnings at the top end of our guidance range,” stated UEI Chairman and CEO Paul Arling. “Customer acquisition initiatives and long-lead design wins are coming to fruition. Our perseverance and commitment to the connected home channel is providing meaningful contribution and drove revenue growth of 13% for the fourth quarter of 2024. Combined with our ongoing cost initiatives, bottom line results improved significantly compared to the prior year quarter.”
“CES 2025 was a major success. We showcased new products and technologies that ensure consumer privacy; introduce innovative features; support on-device AI processing; and offer more OEM monetization opportunities through enhanced services and personalization leading to increased user engagement, to name a few advancements. We received strong interest in our new products and technologies from many new accounts and existing customers eager to use our innovative features and functionality in their platforms. Based on our orders and pleased with our progress, we are reiterating our projections for top and bottom-line growth for full-year 2025 and beyond.”
Financial Results for the Three Months Ended December 31: 2024 Compared to 2023
•GAAP net sales were $110.5 million, compared to $97.6 million; Adjusted Non-GAAP net sales were $110.5 million, compared to $97.6 million.
•GAAP gross margins were 28.4%, compared to 28.5%; Adjusted Non-GAAP gross margins were 28.4%, compared to 28.5%.
•GAAP operating loss was $4.4 million, compared to $2.6 million; Adjusted Non-GAAP operating income was $4.2 million, compared to $0.2 million.
•GAAP net loss was $4.5 million, or $0.35 per share, compared to $7.1 million, or $0.55 per share; Adjusted Non-GAAP net income was $2.6 million, or $0.20 per diluted share, compared to Adjusted Non-GAAP net loss $0.5 million, or $0.04 per share.
•GAAP gross margin, operating loss and net loss for the three months ended December 31, 2024 include $0.7 million, equivalent to 70 basis points of gross margin or $0.04 per share (net of tax), of excess manufacturing overhead costs resulting from the continued transition of our global manufacturing footprint, specifically in Mexico and Vietnam, and depreciation related to the mark-up from cost to fair value of fixed assets acquired in business combinations ("excess manufacturing costs"). GAAP gross margin, operating loss and net loss for the three months ended December 31, 2023 include $1.6 million, equivalent to 160 basis points of gross margin or $0.11 per share (net of tax), of excess manufacturing costs.
•At December 31, 2024, cash and cash equivalents were $26.8 million.
Financial Results for the Twelve Months Ended December 31: 2024 Compared to 2023
•GAAP net sales were $394.9 million, compared to $420.5 million; Adjusted Non-GAAP net sales were $394.9 million, compared to $420.5 million.
•GAAP gross margins were 28.9%, compared to 23.2%; Adjusted Non-GAAP gross margins were 28.9%, compared to 25.0%.
•GAAP operating loss was $15.3 million, compared to $85.3 million, including a $49.1 million non-cash charge for goodwill impairment, which resulted from a decline in the company’s market capitalization; Adjusted Non-GAAP operating income was $2.2 million, compared to Adjusted Non-GAAP operating loss of $10.1 million.
•GAAP net loss was $24.0 million, or $1.85 per share, compared to $98.2 million, including the aforementioned non-cash charge, or $7.64 per share; Adjusted Non-GAAP net loss was $0.6 million, or $0.05 per share, compared to $10.0 million, or $0.78 per share.
•GAAP gross margin, operating loss and net loss for the twelve months ended December 31, 2024 include $4.5 million, equivalent to 110 basis points of gross margin or $0.27 per share (net of tax), of excess manufacturing costs. GAAP gross margin, operating loss and net loss for the twelve months ended December 31, 2023 include $9.4 million, equivalent to 220 basis points of gross margin or $0.60 per share (net of tax), of excess manufacturing costs.
Financial Outlook
For the first quarter of 2025, the company expects GAAP net sales to range between $87.0 million and $97.0 million, compared to $91.9 million in the first quarter of 2024. GAAP loss per share for the first quarter of 2025 is expected to range from $0.52 to $0.42, compared to a GAAP loss per share of $0.67 in the first quarter of 2024.
For the first quarter of 2025, the company expects Adjusted Non-GAAP net sales to range between $87.0 million and $97.0 million, compared to $91.9 million in the first quarter of 2024. Adjusted Non-GAAP loss per share is expected to range from $0.21 to $0.11 compared to Adjusted Non-GAAP loss of $0.26 per share in the first quarter of 2024. The first quarter 2025 Adjusted Non-GAAP loss per share estimate excludes $0.31 per share related to, among other things, stock-based compensation, amortization of acquired intangibles, litigation costs, foreign currency gains and losses and the related tax impact of these adjustments. For a more detailed explanation of Non-GAAP measures, please see the Use of Non-GAAP Financial Metrics discussion, the Reconciliation of Adjusted Non-GAAP Financial Results and the Reconciliation of Adjusted Non-GAAP Financial Outlook and Financial Results, each located elsewhere in this press release.
Conference Call Information
UEI’s management team will hold a conference call today, Thursday, February 20, 2025 at 4:30 p.m. ET / 1:30 p.m. PT, to discuss its fourth quarter and full year 2024 earnings results, review recent activity and answer questions. To attend the call please register at https://register.vevent.com/register/BId24421a0a551416d87a8c8bc2d789ceb to receive a computer-generated dial-in number and a unique pin number. The conference call will also be broadcast live on the investor section of the UEI website where it will be available for replay for 90 days.
Use of Non-GAAP Financial Metrics
In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, UEI provides Adjusted Non-GAAP information as additional information for its operating results. References to Adjusted Non-GAAP information are to non-GAAP financial measures. These measures are not required by, in accordance with, or an alternative for, GAAP and may be different from non-GAAP financial measures used by other companies. UEI’s management uses these measures for reviewing the financial results of UEI for budget planning purposes and for making operational and financial decisions. Management believes that providing these non-GAAP financial measures to investors, as a supplement to GAAP financial measures, help investors evaluate UEI’s core operating and financial performance and business trends consistent with how management evaluates such performance and trends. Additionally, management believes these measures facilitate comparisons with the core operating and financial results and business trends of competitors and other companies.
Adjusted Non-GAAP net sales are defined as net sales. Adjusted Non-GAAP gross profit is defined as gross profit excluding impairment of long-lived assets and stock-based compensation expense. Adjusted Non-GAAP operating expenses are defined as operating expenses excluding impairment of long-lived assets, stock-based compensation expense, amortization of intangibles acquired, costs associated with certain litigation efforts, factory restructuring costs, legal judgment, severance, lease termination costs and goodwill impairment. Adjusted Non-GAAP net income (loss) is defined as net loss excluding the aforementioned items, foreign currency gains and losses, the related tax effects of all adjustments, as well as valuation allowances on certain deferred tax assets and certain net deferred tax adjustments. Adjusted Non-GAAP earnings (loss) per diluted share is calculated using Adjusted Non-GAAP net income (loss). A reconciliation of these financial measures to the most directly comparable GAAP financial measures is included at the end of this press release.
The company will no longer exclude excess manufacturing overhead costs resulting from the continued transition of its global manufacturing footprint, specifically in Mexico and Vietnam, and depreciation related to the mark-up from cost to fair value of fixed assets acquired in business combinations from its Adjusted Non-GAAP figures. This impacts Adjusted Non-GAAP gross profit, gross margin, operating income (loss), income (loss) before provision (benefit) from income taxes and net income (loss) in the quarterly results for 2023 and 2024. There is no impact to GAAP results. A reconciliation of these measures is posted on the website in the Q4 2024 Quarterly Results section.

About Universal Electronics
Universal Electronics Inc. (NASDAQ: UEIC) is the global leader in wireless universal control solutions for the home. The company brings to life millions of innovative control products each year that focus on a user-centric approach to building control products and applications that simplify user interaction with highly complex technologies in the home, removing interoperability challenges as a roadblock for user adoption, with privacy first and a secure by design approach to today's smart devices. Our products are offered by the world's leading brands in home entertainment and the connected home markets, including Fortune 500 customers Daikin, Carrier, Comcast, Vivint Smart Home, Samsung, Sony, Hunter Douglas and Somfy. The company's pioneering breakthrough innovations include its award-winning voice control entertainment remote controls and QuickSet Cloud, the world's leading platform for automated device and service discovery, set-up and control, and user experience personalization for the home. For more information, visit www.uei.com.
Contacts:
UEI: Bryan Hackworth, CFO, UEI, 480-530-3000
Investors: Kirsten Chapman, Alliance Advisors, investors@uei.com or ueiinvestor@allianceadvisors.com, 415-433-3777
Forward-looking Statements
This press release and accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including net sales, profit margin and earnings trends, estimates and assumptions; our expectations about new product introductions; and similar statements concerning anticipated future events and expectations that are not historical facts. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our annual report on Form 10-K for the year ended December 31, 2023 and the periodic reports filed and furnished since then.
Risks that could affect forward-looking statements in this press release include: our continued ability to timely develop and deliver innovative control solutions and technologies that are accepted by our customers, both near- and long-term; our ability to attract new customers and to successfully capture sales in all markets we serve, including in the climate control and connected home markets as anticipated by management; our ability to continue optimizing our manufacturing footprint and realize the lower concentration risks as expected by management; our ability to maintain our market share in the traditional subscription broadcast market; our ability to manage through the worldwide inflationary pressures and macroeconomic conditions; our ability to continue to manage our business, inventories and cash flows to achieve our net sales, margins and earnings through financial discipline, operational efficiency, product line management, liquidity requirements, capital expenditures and other investment spending expectations; our continued ability to successfully enforce our patented technology, including with respect to our litigation against Roku; our continued ability to strategically enhance, expand, and monetize our IP portfolios; the continued fluctuation in our market capitalization; the use of artificial intelligence applications which could result in cybersecurity incidents that implicate the personal data of end users or other unintended ethical, reputational, competitive harm or legal liability; the direct and indirect impact we may experience with respect to our business and financial results and management’s ability to anticipate and mitigate the impact stemming from the continued economic uncertainty affecting consumers’ confidence and spending, natural disasters or other events beyond our control, public health crises (including an outbreak of infectious disease), governmental actions, including the changes in or enhanced use of laws, regulations and policies may have on our business including the impact of decreased governmental incentive programs worldwide or of enhanced or expanded trade regulations, including the expanded use of tariffs, pertaining to importation of our products, the effects of political unrest, war, terrorist activities, or other hostilities; the effects and uncertainties and other factors more fully described in our reports filed with the SEC. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Further, any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of February 20, 2025, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

– Tables Follow –

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share-related data)
(Unaudited)

	December 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$26,783	$42,751
Accounts receivable, net	114,182	112,596
Contract assets	10,346	4,240
Inventories	79,355	88,273
Prepaid expenses and other current assets	9,478	7,325
Income tax receivable	2,350	3,666
Total current assets	242,494	258,851
Property, plant and equipment, net	34,207	44,619
Intangible assets, net	24,038	25,349
Operating lease right-of-use assets	14,322	18,693
Deferred income taxes	6,425	6,787
Other assets	1,868	1,573
Total assets	$323,354	$355,872
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$72,031	$57,033
Lines of credit	36,960	55,000
Accrued compensation	20,927	20,305
Accrued sales discounts, rebates and royalties	5,204	5,796
Accrued income taxes	2,161	1,833
Other accrued liabilities	21,008	21,181
Total current liabilities	158,291	161,148
Long-term liabilities:
Operating lease obligations	9,232	12,560
Deferred income taxes	1,931	1,992
Income tax payable	72	435
Other long-term liabilities	723	817
Total liabilities	170,249	176,952
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.01 par value, 5,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value, 50,000,000 shares authorized; 25,712,940 and 25,346,383 shares issued on December 31, 2024 and 2023, respectively	257	253
Paid-in capital	344,697	336,938
Treasury stock, at cost, 12,666,443 and 12,459,845 shares on December 31, 2024 and 2023, respectively	(371,930)	(369,973)
Accumulated other comprehensive income (loss)	(28,350)	(20,758)
Retained earnings	208,431	232,460
Total stockholders’ equity	153,105	178,920
Total liabilities and stockholders’ equity	$323,354	$355,872

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED INCOME STATEMENTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net sales	$110,454	$97,594	$394,879	$420,457
Cost of sales	79,132	69,756	280,885	322,897
Gross profit	31,322	27,838	113,994	97,560
Research and development expenses	7,044	6,779	29,723	31,281
Selling, general and administrative expenses	23,598	23,346	91,811	98,490
Factory restructuring charges	862	325	3,585	4,015
Legal judgment	4,172	—	4,172	—
Goodwill impairment	—	—	—	49,075
Operating income (loss)	(4,354)	(2,612)	(15,297)	(85,301)
Interest income (expense), net	(705)	(1,044)	(3,361)	(4,332)
Other income (expense), net	(45)	(854)	60	(2,621)
Income (loss) before provision for income taxes	(5,104)	(4,510)	(18,598)	(92,254)
Provision for (benefit from) income taxes	(575)	2,592	5,431	5,984
Net income (loss)	$(4,529)	$(7,102)	$(24,029)	$(98,238)

Earnings (loss) per share:
Basic	$(0.35)	$(0.55)	$(1.85)	$(7.64)
Diluted	$(0.35)	$(0.55)	$(1.85)	$(7.64)
Shares used in computing earnings (loss) per share:
Basic	13,032	12,902	12,959	12,855
Diluted	13,032	12,902	12,959	12,855

UNIVERSAL ELECTRONICS INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Year Ended December 31,
	2024	2023
Cash flows from operating activities:
Net income (loss)	$(24,029)	$(98,238)
Adjustments to reconcile net income (loss) to net cash provided by (used for) operating activities:
Depreciation and amortization	18,058	22,927
Provision for credit losses	1,081	70
Deferred income taxes	(256)	(1,149)
Shares issued for employee benefit plan	1,063	1,293
Employee and director stock-based compensation	6,700	8,809
Impairment of goodwill	—	49,075
Impairment of long-lived assets	333	7,963
Changes in operating assets and liabilities:
Accounts receivable and contract assets	(12,174)	5,040
Inventories	6,239	51,458
Prepaid expenses and other assets	764	2,860
Accounts payable and accrued liabilities	15,733	(21,379)
Accrued income taxes	1,310	(3,539)
Net cash provided by (used for) operating activities	14,822	25,190
Cash flows from investing activities:
Acquisitions of property, plant and equipment	(4,572)	(8,116)
Acquisitions of intangible assets	(3,856)	(5,761)
Net cash provided by (used for) investing activities	(8,428)	(13,877)
Cash flows from financing activities:
Borrowings under lines of credit	102,193	78,000
Repayments on lines of credit	(120,000)	(111,000)
Treasury stock purchased	(1,957)	(1,779)
Net cash provided by (used for) financing activities	(19,764)	(34,779)
Effect of foreign currency exchange rates on cash and cash equivalents	(2,598)	(523)
Net increase (decrease) in cash and cash equivalents	(15,968)	(23,989)
Cash and cash equivalents at beginning of period	42,751	66,740
Cash and cash equivalents at end of period	$26,783	$42,751

Supplemental cash flow information:
Income taxes paid	$3,481	$13,176
Interest paid	$4,738	$7,015

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net sales:
Net sales - GAAP	$110,454	$97,594	$394,879	$420,457
Adjusted Non-GAAP net sales	$110,454	$97,594	$394,879	$420,457

Cost of sales:
Cost of sales - GAAP (1)	$79,132	$69,756	$280,885	$322,897
Impairment of long-lived assets (2)	—	—	—	(7,723)
Stock-based compensation expense	(34)	(32)	(106)	(125)
Adjusted Non-GAAP cost of sales	79,098	69,724	280,779	315,049
Adjusted Non-GAAP gross profit	$31,356	$27,870	$114,100	$105,408

Gross margin:
Gross margin - GAAP (1)	28.4%	28.5%	28.9%	23.2%
Impairment of long-lived assets (2)	—%	—%	—%	1.8%
Stock-based compensation expense	0.0%	0.0%	0.0%	0.0%
Adjusted Non-GAAP gross margin	28.4%	28.5%	28.9%	25.0%

Operating expenses:
Operating expenses - GAAP	$35,676	$30,450	$129,291	$182,861
Impairment of long-lived assets (2)	—	—	—	(100)
Stock-based compensation expense	(1,650)	(1,945)	(6,594)	(8,684)
Amortization of acquired intangible assets	(223)	(281)	(909)	(1,137)
Litigation costs (3)	(157)	(83)	(689)	(1,687)
Factory restructuring charges (4)	(863)	(325)	(3,585)	(4,015)
Legal judgment (5)	(4,172)	—	(4,172)	—
Severance (6)	(960)	(180)	(960)	(2,635)
Lease termination (7)	(476)	—	(476)	—
Goodwill impairment (8)	—	—	—	(49,075)
Adjusted Non-GAAP operating expenses	$27,175	$27,636	$111,906	$115,528

Operating income (loss):
Operating income (loss) - GAAP (1)	$(4,354)	$(2,612)	$(15,297)	$(85,301)
Impairment of long-lived assets (2)	—	—	—	7,823
Stock-based compensation expense	1,684	1,977	6,700	8,809
Amortization of acquired intangible assets	223	281	909	1,137
Litigation costs (3)	157	83	689	1,687
Factory restructuring costs (4)	863	325	3,585	4,015
Legal judgment (5)	4,172	—	4,172	—
Severance (6)	960	180	960	2,635
Lease termination (7)	476	—	476	—
Goodwill impairment (8)	—	—	—	49,075
Adjusted Non-GAAP operating income (loss)	$4,181	$234	$2,194	$(10,120)

Adjusted Non-GAAP operating income (loss) as a percentage of net sales	3.8%	0.2%	0.6%	(2.4)%

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2024	2023	2024	2023
Net income (loss):
Net income (loss) - GAAP (1)	$(4,529)	$(7,102)	$(24,029)	$(98,238)
Impairment of long-lived assets (2)	—	—	—	7,823
Stock-based compensation expense	1,684	1,977	6,700	8,809
Amortization of acquired intangible assets	223	281	909	1,137
Litigation costs (3)	157	83	689	1,687
Factory restructuring costs (4)	863	325	3,585	4,015
Legal judgment (5)	4,172	—	4,172	—
Severance (6)	960	180	960	2,635
Lease termination (7)	476	—	476	—
Goodwill impairment (8)	—	—	—	49,075
Foreign currency (gain) loss	132	1,258	326	3,501
Income tax provision on adjustments	410	2,516	7,511	8,200
Other income tax adjustments (9)	(1,924)	—	(1,924)	1,377
Adjusted Non-GAAP net income (loss)	$2,624	$(482)	$(625)	$(9,979)

Diluted shares used in computing earnings (loss) per share:
GAAP	13,032	12,902	12,959	12,855
Adjusted Non-GAAP	13,249	12,902	12,959	12,855

Diluted earnings (loss) per share:
Diluted earnings (loss) per share - GAAP	$(0.35)	$(0.55)	$(1.85)	$(7.64)
Total adjustments	$0.54	$0.51	$1.81	$6.87
Adjusted Non-GAAP diluted earnings (loss) per share	$0.20	$(0.04)	$(0.05)	$(0.78)
(1)GAAP gross margin, operating loss and net loss for the three months ended December 31, 2024 include $0.7 million, equivalent to 70 basis points of gross margin or $0.04 per share (net of tax), of excess manufacturing overhead costs resulting from the continued transition of our global manufacturing footprint, specifically in Mexico, and depreciation related to the mark-up from cost to fair value of fixed assets acquired in business combinations ("excess manufacturing costs"). GAAP gross margin, operating loss and net loss for the three months ended December 31, 2023 include $1.6 million, equivalent to 160 basis points of gross margin or $0.11 per share (net of tax), of excess manufacturing costs.
GAAP gross margin, operating loss and net loss for the twelve months ended December 31, 2024 include $4.5 million, equivalent to 110 basis points of gross margin or $0.27 per share (net of tax), of excess manufacturing costs. GAAP gross margin, operating loss and net loss for the twelve months ended December 31, 2023 include $9.4 million, equivalent to 220 basis points of gross margin or $0.60 per share (net of tax), of excess manufacturing costs.
(2)The twelve months ended December 31, 2023 included impairment charges relating to machinery and equipment and leasehold improvements associated with the closure of our southwestern China factory, which ceased operations in September 2023. In addition, we also incurred impairment charges relating to machinery and equipment at our Mexico factory as we reduced its capacity due to lower demand.
(3)The three and twelve months ended December 31, 2024 and 2023, include expenses related to our various litigation matters involving Roku, Inc. and certain other related entities including three Federal District Court cases, two International Trade Commission investigations and the defense of various inter partes reviews and appeals before the US Patent and Trademark Board. In addition, the twelve months ended December 31, 2023 include $1.2 million of expenses associated with non-recurring legal matters involving internal investigations at our manufacturing plants.
(4)The three and twelve months ended December 31, 2024 include severance and other exit costs associated with the closure of our southwestern and eastern China factories and the streamlining of our Mexico factory. The three and twelve months ended December 31, 2023 include severance and other exit costs associated with the closure of our southwestern China factory and downsizing of our Mexico factory.

(5)The three and twelve months ended December 31, 2024 include an adverse judgment against one of our China subsidiaries. We have appealed this ruling and expect a decision on our appeal in early to mid-April 2025.
(6)The three and twelve months ended December 31, 2024 and 2023, include severance costs associated with a reduction in headcount at our corporate offices.
(7)The three and twelve months ended December 31, 2024 include lease termination costs associated with one of our Mexico facilities.
(8)During the twelve months ended December 31, 2023, we recorded a goodwill impairment charge of $49.1 million as a result of our market capitalization being significantly less than the carrying value of our equity.
(9)The three and twelve months ended December 31, 2024 include a $0.4 million valuation allowance recorded against the deferred tax assets at our eastern China entity as a result of its shutdown as well as a $2.3 million adjustment due to the revaluation of net deferred tax assets at our remaining China factory resulting from the expiration of a tax incentive that increased the statutory rate. The twelve months ended December 31, 2023 includes a $1.4 million valuation allowance recorded against the deferred tax assets at our southwestern China entity as a result of its closure.

UNIVERSAL ELECTRONICS INC.
RECONCILIATION OF ADJUSTED NON-GAAP FINANCIAL OUTLOOK AND FINANCIAL RESULTS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2025		2024
	Low Range	High Range	Actual
Net sales:
Net sales - GAAP	$87,000	$97,000	$91,900
Total adjustments (1)	—	—	—
Adjusted Non-GAAP net sales	$87,000	$97,000	$91,900

Loss per share:
Loss per share - GAAP	$(0.52)	$(0.42)	$(0.67)
Total adjustments (2)	$0.31	$0.31	$0.41
Adjusted Non-GAAP loss per share	$(0.21)	$(0.11)	$(0.26)
(1)The three months ended March 31, 2025 and 2024 do not include any Non-GAAP adjustments to net sales.
(2)The three months ended March 31, 2025 and 2024 include adjustments for stock-based compensation expense, amortization of acquired intangibles, costs associated with certain litigation efforts, foreign currency gains and losses and the related tax impact of these adjustments. The three months ended March 31, 2024 also includes adjustments for factory restructuring costs.